PANAMCO

A Total Beverage Company

June 2001

Agenda

- Panamco Snapshot
- Long Term Value Creation
- A Passion for Execution
- Regional Scorecard
- Conclusions

Panamco Snapshot

PANAMCO

Panamco Snapshot

Coca-Cola

Operating Statistics

	2000
Countries served	7
Franchise population served	123
Number of consumers per sales outlet	87
Plants operated	47
Average Per Capita Consumption	233
Average Cooler Penetration	60%

PANAMCO

Panamco Snapshot

Financial Statistics-Full Year 2000

(all in millions, unless otherwise stated)

	2000
UC Volume	1,222.5
Soft Drinks	905.1
Water	238.4
Beer & Other	79.0
Sales	$2,599.4
Gross profit	$1,355.9
COP	$474.6
Market Capitalization (1)	$2,673.8
Net debt (2)	965.8
Firm Value	$3,639.6

(1) As of June 11, 2001

(2) As of March 31, 2001

PANAMCO

Panamco Snapshot

Financial Statistics-First Quarter 2001
(all in millions, unless otherwise stated)

	2001 Act	2000 Act*	% Change
UC Volume	307.0	293.1	4.7%
Soft Drinks	224.9	219.7	2.4%
Sales	$648.0	$608.2	6.7%
COP	$122.9	$102.3	20.1%
Operating profit	$62.7	$36.5	71.7%
Net profit	$21.3	($9.6)	NA
EPS	$0.17	($0.07)	NA

*** excluding FRC**

Panamco Snapshot

Operating and Financial Statistics- By region



Colombia & Venezuela	
Franchise Population (MM)	63
Per Capita Consumption (8 oz. Svgs.)	127
Cooler Penetration	56%
Total Number of Sales Outlets	600,654
UC Volume (MM)	377.4
Revenue (MM)	$902.6
COP (MM)	$164.4

Mexico & Central America	
Franchise Population (MM)	33
Per Capita Consumption (8 oz. Svgs.)	324
Cooler Penetration	62%
Total Number of Sales Outlets	323,040
UC Volume (MM)	526.10
Revenue (MM)	$1,200.4
COP (MM)	$268.7

Brazil	
Franchise Population (MM)	27
Per Capita Consumption (8 oz. Svgs.)	207
Cooler Penetration	59%
Total Number of Sales Outlets	147,562
UC Volume (MM)	319.0
Revenue (MM)	$496.5
COP (MM)	$51.1

Panamco Snapshot

Financial Statistics



% of Revenue 2000
19.1%
46.2%
34.7%
% of COP 2000
10.5%
55.5%
34.0%
% of Assets 2000
30.1%
25.5%
14.0%
30.4%
Mexico & CA
Colombia & Venezuela
Brazil
Corporate

Long Term Value Creation

Long Term Value Creation

2000 was a year of transition

- Cost restructurings
- Changes in senior management
- Write-down of assets
- Reassessment of short, medium and long-term objectives

PANAMCO

Long Term Value Creation

2001 is a year of action,where we are focusing on:

- Profitable revenue growth
- Continued cost rationalization
- Optimal allocation of capital
- Strong cash flow generation
- Debt reduction
- Strategic opportunities
- Improved ROIC
- Increased shareholder value

Long Term Value Creation

Delivering profitable revenue growth

- Manage market share of existing brands to keep creating value
- Maximize product and channel segmentation
- Fully develop water product in all markets
- Introduce new products to capture additional share of market and to leverage distribution structure

Long Term value Creation

The restructuring programs have resulted in the following:

- A leaner cost and operating structure better suited to the current economic and competitive environment
- Improved technology
- Significant headcount reduction
- Total benefits from both programs of approximately U.S. $ 145.0 million.

Long Term Value Creation

An optimal allocation of capital should also improve free cash flow

	1998	1999	2000
Net Income	$120.3	($59.9)	($504.7)
Depreciation & Amortization	$288.8	$250.8	$309.9
Non cash Reorganization Charges	$0.0	$20.3	$415.1
Free Cash Flow Before Investments	$409.1	$211.2	$220.3
Capital Expenditures	($302.2)	($163.2)	($123.9)
Bottles and Cases	($124.4)	($74.6)	($73.7)
Net Purchases of Investments	($91.5)	($187.6)	$68.1
Purchase of Minorities	($28.3)	$0.0	($1.0)
Dividends Paid	($31.8)	($31.6)	($31.9)
Net Cash used in investing activities	($578.2)	($457.1)	($162.4)
FCF After Investment	($169.1)	($245.9)	$57.9
FCF as % of Revenues	(6.1%)	(10.2%)	2.2%

PANAMCO

Long Term Value Creation

And allow us to reduce debt by 30% over the next two years

	Q1 2000	Q4 2000	Q1 2001	Total Increase/ (reduction)
Total Debt	$1,344.2	$1,253.8	$1,165.6	($178.6)
Cash & Equivalents	$154.8	$191.8	$199.9	$45.1
Net Debt	$1,189.4	$1,062.0	$965.8	($223.7)

Long Term Value Creation

Increased Shareholder Value

Share Price Performance


21
20
19
18
17
16
15
14
13
12
12/8/00
12/20/00
1/1/01
1/13/01
1/25/01
2/6/01
2/18/01
3/2/01
3/14/01
3/26/01
4/7/01
4/19/01
5/1/01
5/13/01
5/25/01
6/6/01

% Appreciation to date : 49.2%

A Passion for Execution

Volume Drivers

- Optimize in-store presence
  - ✓ Multi locations
  - ✓ Improve impulse purchase opportunities
  - ✓ Ensure 100% availability
- Own "Bodega" channel – be number 1 profit contributor to store owners
- Plan promotions that optimize pricing competitiveness and growth opportunities
- Strategic pricing by size and package versus competitive colas, flavors and fruit juices
- Utilize cooler inventory to improve in store presence and implement new product initiatives
- Support "returnables"

Regional Scorecard

PANAMCO

Operational Summary

- Continue the profitable growth of our business
  - ✓ Improve per capita consumption of soft drinks
  - ✓ Become a total beverage company
  - ✓ Leverage our distribution structure through strategic alliances
- Lean cost structure that will support volume increases with marginal changes
- Excellent infrastructure, particularly in cold drink equipment, to support further volume increases
- Focus on improving free cash flow and ROIC
- Search for alternative ways to realize an acceptable return on our Brazilian investment

Conclusions

Conclusions

2001 - *A Year of Transition*

- Profitable revenue growth
- Implement restructuring savings
  - ✓ $80 + mm generated to date
- Focus on net debt reduction – 30% over 2 years
  - ✓ Oct 1, 00 thru March 31, 01 – $200mm plus
- Income generation
  - ✓ Establish credibility
  - ✓ 1st quarter profits of $21 mm
  - ✓ Full year profits of $85 – $95 mm

Conclusions

2002 - Increasing financial strength

- Implementing strategic initiatives

- Focus continues on reducing debt and on significantly improving profits
- Finalize restructuring saving programs
- Accelerate new products initiative
  - Across all product lines in every country
- Implement strategic initiatives
  - Partnerships, mergers, accretive acquisitions or divestments

Conclusions

Resulting in:

- Financially strong entity
- Significantly increased shareholder value
- Improved business demographics
- Greatly reduced risk profile